Exhibit 3.49

Delaware	Page 1
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LKQ PICK YOUR PART SOUTHEAST, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF CONVERSION, FILED THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2015, AT 8:16 O’CLOCK A.M.
CERTIFICATE OF FORMATION, FILED THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2015, AT 8:16 O’CLOCK A.M.
CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 2015, AT 10:51 O’CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2015.
CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2016, AT 8:31 O’CLOCK A.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

5826085 8100H	Authentication: 204909401
SR# 20224073375	Date: 11-21-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	Page 2
The First State
CERTIFICATE OF MERGER, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2017, AT 4:34 O’CLOCK P.M.
CERTIFICATE OF MERGER, FILED THE SEVENTEENTH DAY OF APRIL, A.D. 2017, AT 12:42 O’CLOCK P.M.
CERTIFICATE OF MERGER, FILED THE TWENTY-FIFTH DAY OF JULY, A.D. 2017, AT 2:52 O’CLOCK P.M.
CERTIFICATE OF MERGER, FILED THE TWENTY-SIXTH DAY OF JULY, A.D. 2017, AT 12:06 O’CLOCK P.M.
CERTIFICATE OF CORRECTION, FILED THE EIGHTH DAY OF AUGUST, A.D. 2017, AT 3:40 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LKQ PICK YOUR PART SOUTHEAST, LLC”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

5826085 8100H	Authentication: 204909401
SR# 20224073375	Date: 11-21-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE LIMITED LIABILITY COMPANY TO
A DELAWARE LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
1.)    The jurisdiction where the Non-Delaware Limited Liability Company first formed is
Florida    .
2.)    The jurisdiction immediately prior to filing this Certificate is Florida    .
3.)    The date the Non-Delaware Limited Liability Company first formed is 12/26/2002    .
4.)    The name of the Non-Delaware Limited Liability Company immediately prior to filing this Certificate is LKQ Pick Your Part Southeast, LLC    .
5.)    The name of the Limited Liability Company as set forth in the Certificate of Formation is LKQ Pick LKQ Pick Your Part Southeast, LLC    .
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16 day of September, A.D. 2015.

By: /s/ Matthew McKay Authorized Person Name: Matthew McKay Print or Type

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
•First: The name of this limited liability company is
LKQ Pick Your Part Southeast LLC
•Second: The address of its registered office in the State of Delaware is      160 Greentree Drive, Suite 101 in the City of Dover
Zip Code 19904   .
The name of its Registered agent at such address is
National Registered Agents, Inc.    .
•Third: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this
16 day of September, 2015.

By: /s/ Matthew McKay Authorized Person(s) Name: Matthew McKay Typed or Printed

CERTIFICATE OF MERGER OF DOMESTIC LIMITED LIABILITY COMPANY
AND FOREIGN COMPANIES
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving company is LKQ Pick Your Part Southeast, LLC, a Delaware limited liability company, and the names of the companies being merged into this surviving corporation are: (a) Speedway Pull-N-Save, LLC, a Florida limited liability company; (b) LKQ Copher Self Service Auto Parts-Bradenton Inc., a Florida corporation; (c) LKQ Copher Self Service Auto Parts-Clearwater Inc., a Florida corporation; (d) LKQ Copher Self Service Auto Parts-St. Petersburg Inc., a Florida corporation; and (e) LKQ Copher Self Service Auto PartsTampa Inc., a Florida corporation..
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving company and each of the merging companies.
THIRD: The name of the surviving corporation is LKQ Pick Your Part Southeast, LLC.
FOURTH: The merger is to become effective on December 31, 2015.
FIFTH: The Agreement of Merger is on file at 500 W. Madison Street, Suite 2800, Chicago, Illinois 60661, the principal place of business of the surviving company.
SIXTH: A copy of the Agreement of Merger will be furnished by the company on request, without cost, to any member of the Limited Liability Company of any constituent corporation or member of any constituent limited liability company.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 29th day of December, A.D., 2015.

By: /s/ Matthew J. McKay Authorized Officer Name: Matthew J. McKay Print or Type Title: Secretary

STATE OP DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMP ANY
The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:
1.    The name of the limited liability company is
LKQ Pick Your Part Southeast, LLC    .
2.    The Registered Office of the limited liability company in the State of Delaware is changed to 3411 Silverside Road Rodney Building #104 (street), in the City of Wilmington, Zip Code 19810. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporate Creations Network Inc.    .

By: /s/ Jessica Morales Authorized Person Name: Jessica Morales, Special Manager Print or Type

State Of Delaware
Certificate of Merger of a Foreign Corporation into a Domestic Limited Liability
Company
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.
First: The name of the surviving Limited Liability Company is LKQ Pick Your Part Southeast, LLC, a Delaware Limited Liability Company.
Second: The name of the Foreign Corporation being merged into this surviving Limited Liability Company is Budget Auto Parts U-Pull-It, Inc.
The jurisdiction in which this Corporation was formed is Louisiana.
Third: The Agreement of Merger has been approved and executed by both Corporation and Limited Liability Company.
Fourth: The name of the surviving Limited Liability Company is LKQ Pick Your Part Southeast, LLC.
Fifth: The executed agreement of merger is on file at 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, the principal place of business of the surviving Limited Liability Company.
SIXTH: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.
IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized officer, the 15th day of February, 2017.

By: /s/ Matthew J. McKay Name: Matthew J. McKay

State Of Delaware
Certificate of Merger of a Foreign Corporation into a Domestic Limited
Liability Company
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.
First: The name of the surviving Limited Liability Company is: LKQ Pick Your Part Southeast, LLC.
Second: The name of the Foreign Corporation being merged into this surviving Limited Liability Company is: City Auto Parts of Durham, Inc
The jurisdiction in which this Corporation was formed is: North Carolina.
Third: The agreement of Merger has been approved and executed by both Corporation and Limited Liability Company.
Fourth: The name of the surviving Limited Liability Company is LKQ Pick Your Part Southeast, LLC.
Fifth: The executed agreement of merger is on file at 500 W. Madison Street Suite 2800 Chicago, IL 60661, the principal place of business of the surviving Limited Liability Company.
SIXTH: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.
IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized officer, the 12th day of April, 2017.

By: /s/ Walter Hanley Name: Walter Hanley	By: /s/ Matthew McKay Name: Matthew McKay

State Of Delaware
Certificate of Merger of a Foreign Limited Liability Company
into a Domestic Limited Liability Company
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.
First: The name of the surviving Limited Liability Company is LKQ Pick Your Part Southeast LLC, a Delaware Limited Liability Company.
Second: The name of the Limited Liability Company being merged into this surviving Limited Liability Company is LKQ Self Service Auto Parts-Memphis LLC.
The jurisdiction in which this Corporation was formed is Tennessee.
Third: The Agreement of Merger has been approved and executed by both Limited Liability Companies.
Fourth: The name of the surviving Limited Liability Company is
LKQ Pick Your Part Southeast LLC    .
Fifth: The executed agreement of merger is on file at c/o LKQ Corporation
500 W. Madison Street Suite 2800, Chicago, IL 60661    , the principal place of business of the surviving Limited Liability Company.
SIXTH: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.
IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized officer, the 25th day of July, A.D. 2017.

By: /s/ Matthew McKay Authorized Person Name: Matthew McKay Print or Type

State Of Delaware
Certificate of Merger of a Foreign Corporation into a Domestic Limited
Liability Company
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.
First: The name of the surviving Limited Liability Company is: LKQ Pick Your Part Southeast, LLC.
Second: The name of the Foreign Corporation being merged into this surviving Limited Liability Company is: LKQ Raleigh Auto Parts Corp
The jurisdiction in which this Corporation was formed is: North Carolina.
Third: The agreement of Merger has been approved and executed by both Corporation and Limited Liability Company.
Fourth: The name of the surviving Limited Liability Company is LKQ Pick Your Part Southeast, LLC.
Fifth: The executed agreement of merger is on file at 500 W. Madison Street Suite 2800 Chicago, IL 60661, the principal place of business of the surviving Limited Liability Company.
SIXTH: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.
IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person on this 25th day of July 2017.

By: /s/ Matthew McKay Name: Matthew McKay	Manager of LKQ Pick Your Park Southeast, LLC and LKQ Raleigh Auto Parts Corp

State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 18-21l(a)
1.    The name of this limited liability company is:
LKQ Pick Your Part Southeast, LLC    .
2.    That a Certificate of Merger was filed by the Secretary of State of Delaware on 07/26/2017, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.
3.    The inaccuracy or defect of said Certificate is: (must give specific reason)

The merger was filed in error. LKQ Raleigh Auto Parts Corp was merged into LKQ Pick Your Part Southeast, LLC. It should have been merged into LKQ Southeast, Inc.
4.    The Certificate is hereby corrected to read as follows:

The merger is null and void.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of August, A.D. 2017.

By: /s/ Matthew McKay Authorized Person Name: Matthew McKay, Manager Print or Type